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                                                                     Exhibit 3.5

                                    DELAWARE

                                 The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "RA BRANDS, L.L.C." AS RECEIVED AND FILED IN THIS OFFICE.

        THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

        CERTIFICATE OF FORMATION, FILED THE TWENTY-NINTH DAY OF JUNE, A.D. 2000, AT 11:30 O'CLOCK A.M.

        AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.


                                       /s/ Harriet Smith Windsor
                                       -------------------------
                                       Harriet Smith Windsor, Secretary of State

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                            CERTIFICATE OF FORMATION

                                       OF

                                RA BRANDS, L.L.C.

        This Certificate of Formation of RA Brands, L.L.C. (the "Company"), as dated as of June 29, 2000, is being duly executed and filed by Sung Pak as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

        FIRST: The name of the limited liability company formed hereby is RA Brands, L.L.C.

        SECOND: The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware are Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                /s/ Sung S. Pak
                                                ---------------
                                                Sung Pak
                                                Authorized Person